Filed Pursuant to Rule 424(b)(5)
                                   Registration No. 33-52301


PRICING SUPPLEMENT NO.   27    DATED   November 13, 1995
(To Prospectus dated February 25, 1994 and Prospectus Supplement dated March 24, 1994)

General American Transportation Corporation

Medium-Term Notes, Series E
Due Nine Months or More From Date of Issue


FIXED RATE NOTES

Principal Amount:  $2,000,000.00                       Issue Price:  100%

Original Issue Date:  November 15, 1995 Stated Maturity Date:  November 16, 1998

Form:      X  Book-Entry         Certificated
     -----             -----
Interest Rate:  6.15%

Interest Payment Dates:
     Semi-annually on each June 15 and December 15, commencing December 15, 1995

Optional Interest Rate Reset:       Yes   X  No
                               -----    -----
     Optional Reset Dates:

Optional Extension of Maturity:      Yes        X  No
                                -----      -----
     Extension Period:
     Number of Extension Periods:
     Final Maturity Date:

Redemption, Optional Repayment and/or Other Provisions (if applicable):

     The Notes are not repayable at the option of the holder prior to maturity and are not subject to mandatory or optional redemption.

Morgan Stanley & Co. Incorporated

Acting as:           Agent            100% price to purchaser(s)
               -----
                 X   Principal        To be reoffered to the public
               -----              ----initially at 100%
                                    X To be reoffered at varying prices
                                  ----related to prevailing market prices
                                      To be reoffered to dealers with a
                                  ----reallowance not to exceed     % of the
                                      Commission or Fee         -----
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